SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               -------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): July 19, 2001


                              FIRST ECOM.COM, INC.
               (Exact Name of Registrant as Specified in Charter)


           Nevada                       0-27753                 98-0206979
(State or Other Jurisdiction          (Commission             (IRS Employer
      of Incorporation)               File Number)          Identification No.)


         19th Floor, 80 Gloucester Road, Wan Chai, Hong Kong     SAR
             (Address of Principal Executive Offices)        (Zip Code)


      Registrant's telephone number, including area code ( 852 ) 2801-5181


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changes Since Last Report)

This amendment to the Company's Current Report on Form 8-K filed on July 23, 2001 is being filed to provide the financial statements and exhibits described below.

Item 7.   Financial Statements and Exhibits

          (a)  Financial Statements of Businesses acquired.

               See pages F-7 to F-48

          (b)  Pro forma financial information

               See pages F-1 to F-5

          (c)  Exhibits

               23.1   Consent of Wheeler Wasoff, P.C.

               23.2   Consent of HJ & Associates, LLC

                      First Ecom.com, Inc. and subsidiaries
                          Unaudited pro forma condensed
                           consolidated balance sheets
                                at June 30, 2001
                            (Expressed in US Dollars)


                                                                                   Pro Forma
                                   Historical     Historical      FEDS                FEDS         GASCO              Pro Forma
                                      FECC           FEDS      Adjustments        Consolidated   Adjustments         Consolidated
Assets

Current assets

Cash and cash equivalents          23,761,060     1,928,716    (1,928,716)(1)      23,761,060    (19,640,000)(4,6)     4,121,060

Trade accounts receivable              54,930        17,974       (17,974)(1)          54,930                             54,930

Accrued interest                       16,862                        --                16,862                             16,862

Marketable securities                 345,589                        --               345,589                            345,589

Loan receivable                       500,000                        --               500,000       (500,000)(4)            --

Other prepaid expenses
  and receivables                     419,543       147,685      (147,685)(1)         419,543                            419,543
                                   ---------------------------------------------------------------------------------------------
Total current assets               25,097,984     2,094,375    (2,094,375)         25,097,984    (20,140,000)          4,957,984

Property and equipment              1,879,239     1,556,881    (1,556,881)(1)       1,879,239                          1,879,239

Equity investment                                                    --                  --       18,374,954(4,5)     18,374,954

Goodwill                            5,038,020                    (793,405)(2,3)     4,244,615                          4,244,615
                                   ---------------------------------------------------------------------------------------------
Total assets                       32,015,243     3,651,256    (4,444,661)         31,221,838     (1,765,046)         29,456,792
                                   =============================================================================================

Liabilities and stockholders'
  equity

Current liabilities

Accounts payable                      524,765       129,135      (129,135)(1)         524,765                            524,765

Accrued professional and
  consulting fees                     118,474                        --               118,474                            118,474

Other accrued liabilities             154,144        25,453       (25,453)            154,144                            154,144
                                   ---------------------------------------------------------------------------------------------
Total current liabilities             797,383       154,588      (154,588)            797,383                            797,383

Long term liabilities

Loans due to shareholders                         1,336,014    (1,336,014)(1)            --                                 --
                                   ---------------------------------------------------------------------------------------------
Total liabilities                     797,383     1,490,602    (1,490,602)(1)         797,383                            797,383

Stockholders' equity

Common stock, $0.001 par value
Authorized
  200,000,000 shares
  issued and outstanding
  19,210,037 shares                    19,211     3,000,000    (3,000,000)(1)          19,211                             19,211

Additional paid-in capital         57,868,124       645,656      (645,656)(1)      57,868,124                         57,868,124

Accumulated other comprehensive
  income-unrealized
  investment loss                     (22,059)                       --               (22,059)                           (22,059)

Deficit accumulated during the
  development stage               (26,647,416)   (1,485,002)      691,597(7)      (27,440,821)    (1,765,046)(5,6)   (29,205,866)
                                   ---------------------------------------------------------------------------------------------
Total stockholders' equity         31,217,860     2,160,654    (2,954,059)         30,424,455     (1,765,046)         28,659,409
                                   ---------------------------------------------------------------------------------------------
Total liabilities and
  stockholders' equity             32,015,243     3,651,256    (4,444,661)         31,221,838     (1,765,046)         29,456,792
                                   =============================================================================================

                      First Ecom.com, Inc. and subsidiaries
                          Unaudited pro forma condensed
                      consolidated statements of operations
                     for the six months ended June 30, 2001
                            (Expressed in US Dollars)


                                                                                      Pro Forma
                                     Historical   Historical       FEDS                 FEDS          GASCO          Pro Forma
                                        FECC         FEDS       Adjustments         Consolidated   Adjustments      Consolidated
Revenue

Payment processing                       36,908      20,496       (13,016)(8)            44,388                          44,388
                                    -------------------------------------------------------------------------------------------
Operating expenses

Sales and marketing                     188,262     120,720       (14,940)(8)           294,042                         294,042

General and administrative            3,258,963     369,621       216,244(2,3,8)      3,844,828                       3,844,828

Systems and technology                  180,675     451,464       (71,612)(8)           560,527                         560,527

Restructuring cost                      198,821                      --                 198,821                         198,821
                                    -------------------------------------------------------------------------------------------
Total expenses                        3,826,721     941,805       129,692             4,898,218                       4,898,218

Loss from operations                 (3,789,813)   (921,309)     (142,708)           (4,853,830)                     (4,853,830)

Other income/(expenses)

Interest income                         634,300      55,056           535(8)            689,891      (380,000)(6)       309,891

Interest expense                           --        (5,331)         --                  (5,331)                         (5,331)

Equity in loss of affiliate            (390,052)       --         390,052(9)                  0      (405,798)(5)      (405,798)
                                    -------------------------------------------------------------------------------------------
Loss from continuing operations      (3,545,565)   (871,584)      247,879            (4,169,270)     (785,798)       (4,955,068)

Income (loss) from discontinued
  operations

Net income                             (229,056)       --            --                (229,056)                       (229,056)

Gain on disposal                      1,725,551        --            --               1,725,551                       1,725,551
                                    -------------------------------------------------------------------------------------------
                                      1,496,495        --            --               1,496,495          --           1,496,495
                                    -------------------------------------------------------------------------------------------
Net loss                             (2,049,070)   (871,584)      247,879            (2,672,775)     (785,798)       (3,458,573)
                                    ===========================================================================================

Basic and diluted loss per share
applicable to common stockholders

  Continuing operations
                                          (0.18)                                          (0.22)                          (0.26)
  Discontinued operations                  0.08                                            0.08                            0.08
                                     ----------                                      ----------                      ----------
                                          (0.10)                                          (0.14)                          (0.18)
Weighted average shares used in
computing per share amounts          19,210,037                                      19,210,037                      19,210,037
                                     ==========                                      ==========                      ==========

                      First Ecom.com, Inc. and subsidiaries
                          Unaudited pro forma condensed
                      consolidated statements of operations
                      for the year ended December 31, 2000
                            (Expressed in US Dollars)


                                                                                   Pro Forma
                                          Historical   Historical     FEDS             FEDS          GASCO        Pro Forma
                                             FECC         FEDS     Adjustments     Consolidated   Adjustments    Consolidated
Revenue

Payment processing                            38,223          20        --               38,243                        38,243
                                      ---------------------------------------------------------------------------------------
Operating expenses

Sales and marketing                        2,113,149     139,388        --            2,252,537                     2,252,537

General and administrative                 8,297,692     324,262     530,573(10)      9,152,527                     9,152,527

Systems and technology                     1,489,056     109,733        --            1,598,789                     1,598,789

Charges for impairment of certain                                       --                 --                            --

long-lived and prepaid assets                949,418                    --              949,418                       949,418
                                      ---------------------------------------------------------------------------------------
Total expenses                            12,849,315     573,383     530,573         13,953,271                    13,953,271
                                      ---------------------------------------------------------------------------------------

Loss from operations                     (12,811,092)   (573,363)   (530,573)       (13,915,028)                  (13,915,028)

Other income/(expenses)

Interest income                            1,527,959       2,231        --            1,530,190    (760,000)(6)       770,190

Interest expense                              (2,121)    (42,287)       --              (44,408)                      (44,408)

Loss on write down of marketable
securities                                (1,632,353)                   --           (1,632,353)                   (1,632,353)


Equity in loss of affiliate                 (292,118)       --       292,118(11)           --      (219,248)(5)      (219,248)
                                      ---------------------------------------------------------------------------------------
Loss from continuing operations          (13,209,725)   (613,419)   (238,455)       (14,061,599)   (979,248)      (15,040,847)

Loss from discontinued operations

Net loss                                  (4,219,736)       --          --           (4,219,736)                   (4,219,736)
                                      ---------------------------------------------------------------------------------------
Loss before cumulative effect
of accounting change                     (17,429,461)   (613,419)   (238,455)       (18,281,335)   (979,248)      (19,260,583)

Cumulative effect of accounting change      (380,000)       --          --             (380,000)                     (380,000)
                                      ---------------------------------------------------------------------------------------
Net loss                                 (17,809,461)   (613,419)   (238,455)       (18,661,335)   (979,248)      (19,640,583)
                                      =======================================================================================
Basic and diluted loss per share
applicable to common stockholders

  Continuing operations                        (0.73)                                     (0.78)                        (0.84)

  Discontinued operations                      (0.23)                                     (0.23)                        (0.23)

  Cumulative effect of accounting
    changes                                    (0.02)                                     (0.02)                        (0.02)
                                          ----------                                 ----------                    ----------
                                               (0.98)                                     (1.03)                        (1.09)
Weighted average shares used in
computing per share amounts               18,064,980                                 18,064,980                    18,064,980
                                          ==========                                 ==========                    ==========

First Ecom.com, Inc. and subsidiaries
Notes to unaudited pro forma condensed consolidated financial data


1.   Basis of Preparation

     The unaudited pro forma condensed consolidated financial statements (the "pro forma financial statements") is based upon the historical consolidated financial statements of First Ecom.com, Inc. and subsidiaries ("FECC") as adjusted to give effect to the purchase of 1,000 shares of Series A Preferred Stock of Gasco Energy, Inc. ("Gasco") on July 5, 2001 as if the transaction had occurred on January 1, 2000.

     FECC acquired the Series A Preferred Stock of Gasco after Gasco (formerly San Joaquin Resources Inc.) had completed a merger with Pannonian Energy, Inc. ("Pannonian") (the accounting acquirer) on February 1, 2001. Gasco accounted for this transaction as a reverse acquisition; therefore, the pro forma adjustments relating to FECC's acquisition of Gasco recorded in the accompanying pro forma financial statements are based upon the unaudited interim consolidated financial statement of Gasco for the six months ended June 30, 2001, which include Gasco consolidated with Pannonian from February 1, 2001, and Pannonian consolidated financial statements for the year ended December 31, 2000.

     The historical consolidated financial statements of FECC included in the pro forma financial statements have also been adjusted to give effect to the acquisition of the remaining 50% interest in First Ecommerce Data Services Limited ("FEDS") as if this transaction had occurred on April 11, 2000, the date when FEDS commenced development. Additional information regarding the FEDS acquisition is provided in FECC's Current Reports on Forms 8-K and 8-K/A filed with the Securities and Exchange Commission on June 22, 2001 and September 18, 2001, respectively.

     FECC's acquisition of Gasco was included in the pro forma financial statements using the equity accounting method. With respect to the acquisition of FEDS, the pro forma financial statements have been prepared using the purchase method of accounting in which the total cost of the FEDS acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair market values at the effective date of the acquisition, assumed for purposes of the pro forma information to be approximated by historical values. Such allocations ultimately will be based on further management studies and due diligence and consequently are preliminary and subject to revision, We do not expect the final allocation of purchase price to differ materially from that presented in the pro forma financial statements.

     The,  pro forma  financial  statements  have  been  adjusted  to  eliminate intercompany accounts between FECC and FEDS and record the Gasco acquisition using the equity method of accounting. No pro forma effect has been given to any operational or other synergies that may be realized from the acquisition of Gasco or acquisition of FEDS.

     The pro forma financial statements are presented for illustrative purpose only and are not necessarily indicative of the operating results or financial position that might have been achieved had the transactions occurred as of an earlier date, and they are not necessarily indicative of future operating results or financial position. These pro forma amounts do not, therefore, project our financial position or results of operations for any future date or period. You should read the pro forma financial statements with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical consolidated financial statements and related notes included in our annual report on Form 10-K for the fiscal year ended December 31, 2000 and our quarterly report on Form 10-Q for the quarter ended June 30, 2001.

First Ecom.com, Inc. and subsidiaries
Notes to unaudited pro forma condensed consolidated financial data


2.   Pro Forma Adjustments

     (1) To eliminate the FEDS balance sheet items already recorded in the historical consolidated financial statements of FECC at June 30, 2001.

     (2) To remove the amortization of goodwill originally recorded in the historical financial statements of FECC.

     (3)  To  record  the   amortization  of  goodwill   relating  to  the  FEDS
          acquisition for the period from January 1, 2001 to June 30, 2001.

     (4) To record the $19 million acquisition of Series A Preferred Stock of Gasco.

     (5)  To record equity in loss of Gasco.

     (6) To eliminate the interest income on $19 million used to acquire Series A Preferred Stock of Gasco.

     (7) To eliminate FEDS accumulated deficit as of the acquisition date and record the effects of pro forma statements of operations adjustments.

     (8) To exclude the loss of FEDS for the period from June 19 to June 30, 2001 recorded in the historical consolidated financial statements of FECC.

     (9)  To remove the equity in loss of FEDS for the period from  January 1 to
          June  18,  2001   originally   recorded  by  FECC  in  its  historical
          consolidated financial statements.

     (10) To record amortization of goodwill for the period from April 11, 2000 (date of commencement of FEDS) to December 31, 2000.

     (11) To eliminate equity in loss of FEDS in FECC accounts.

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A Development Stage Company)


                                      INDEX

   Independent Auditor's Report                                     F-7

   Consolidated Balance Sheet
      December 31, 2000                                             F-8

   Consolidated Statements of Operations
      Year Ended December 31, 2000 and
      Cumulative Amounts from Inception to December 31, 2000        F-9

   Consolidated Statements of Stockholders' Equity
      Period from Inception to December 31, 1998, and
      Years Ended December 31, 1999, and 2000                       F-10

   Consolidated Statements of Cash Flows
      Year Ended December 31, 2000 and
      Cumulative Amounts from Inception to December 31, 2000        F-11 - F-12

   Notes to Consolidated Financial Statements                       F-13 - F-21

                          INDEPENDENT AUDITOR'S REPORT


To The Board of Directors and Stockholders
PANNONIAN ENERGY INC.

We have audited the accompanying balance sheet of Pannonian Energy Inc. and subsidiaries (a development stage company) as of December 31, 2000, the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, and cumulative amounts from inception to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of the Company as of December 31, 1998 and 1999 were audited by other auditors whose report dated December 4, 2000 included an explanatory paragraph describing conditions which raise substantial doubt about the Company's ability to continue as a going concern.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pannonian Energy Inc. and its subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for the year then ended and cumulative amounts from inception to December 31, 2000 in conformity with accounting principals generally accepted in the United States of America.


Wheeler Wasoff, P.C.

o Denver, Colorado
September 20, 2001

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2000

                                     ASSETS


CURRENT ASSETS
   Cash                                                             $   881,041
     Prepaid expenses and other                                          13,923
     Due from joint interest partners                                   113,020
                                                                    -----------
          Total Current Assets                                        1,007,984
                                                                    -----------

PROPERTY AND EQUIPMENT                                                1,999,275
                                                                    -----------
                                                                    $ 3,007,259
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued expenses                            $   221,972
   Accrued bonus' payable                                               423,000
   Notes payable- related                                               544,280
   Notes payable- other                                                 239,102
                                                                    -----------
           Total Current Liabilities                                  1,428,354
                                                                    -----------

COMMITMENTS AND CONTINGENCIES (Notes and )

STOCKHOLDERS' EQUITY
   Preferred stock, $.001 par value; authorized 5,000,000 shares
      Issued and outstanding- none
   Common stock, $.001 par value; authorized 25,000,000 shares
      Issued and outstanding -7,925,000 shares                            7,925
   Capital in excess of par value                                     3,157,075
   Deficit accumulated during the development stage                  (1,586,095)
                                                                    -----------
                                                                      1,578,905
                                                                    -----------
                                                                    $ 3,007,259
                                                                    ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                     Cumulative
                                                                    Amounts from
                                                  Year Ended        Inception to
                                                 December 31,       December 31,
                                                    2000                2000
REVENUES                                         $      --          $      --
                                                 -----------        -----------

OPERATING EXPENSES
   General and administrative                        951,734          1,695,350
   Property abandonments                              15,300             15,300
   Interest                                           61,776             75,123
   Depreciation                                        1,047              1,584
                                                 -----------        -----------
                                                   1,029,857          1,787,357
                                                 -----------        -----------

OTHER INCOME (EXPENSE)
   Gain on sale of permit                            200,000            200,000
   Other                                             (13,404)             1,262
                                                 -----------        -----------
                                                     186,596            201,262
                                                 -----------        -----------

NET (LOSS)                                       $  (843,261)       $(1,586,095)
                                                 ===========        ===========
NET (LOSS) PER COMMON SHARE
BASIC AND DILUTED                                $      (.11)       $      (.21)
                                                 ===========        ===========
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
BASIC AND DILUTED                                  7,925,000          7,630,217
                                                 ===========        ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     PANNONIAN ENERGY INC. AND SUBSIDAIRIES
                          (A Development Stage Company)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
          Period from inception (May 21, 1998) to December 31, 1998 and
                     Years ended December 31, 1999 and 2000


                                                                               Deficit
                                                                             Accumulated
                                              Common Stock      Additional   During the
                                                                  Paid- in   Development
                                            Shares     Amount     Capital       Stage
Balance, May 21, 1998 (inception)               --     $ --     $     --     $      --
   Net loss                                     --       --           --          (6,000)
                                           ---------   ------   ----------   -----------

Balance, December 31, 1998                      --       --           --          (6,000)
   Common stock issued for services
      at $0.05 per share                   1,000,000    1,000       49,000          --
   Common stock issued for cash at an
      average price of $0.31 per share     4,925,000    4,925    1,510,075          --
   Common stock issued for property at
      $0.60 per share                      1,000,000    1,000      599,000          --
   Common stock issued for debt at $1.00
      per share                            1,000,000    1,000      999,000          --
   Net loss                                     --       --           --        (736,834)
                                           ---------   ------   ----------   -----------

Balance, December 31, 1999                 7,925,000    7,925    3,157,075      (742,834)
   Net loss                                     --       --           --        (843,261)
                                           ---------   ------   ----------   -----------

Balance, December 31, 2000                 7,925,000   $7,925   $3,157,075   $(1,586,095)
                                           =========   ======   ==========   ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                     Cumulative
                                                                    Amounts from
                                                       Year Ended    Inception to
                                                      December 31,   December 31,
                                                          2000           2000
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)                                            $  (843,261)   $(1,586,095)
Adjustments to reconcile net (loss) to
  net cash provided by operating activities
  Depreciation                                              1,047          1,584
  Debt for legal fees                                     198,193        198,193
  Debt for interest                                        15,638         15,638
  Abandonments                                             15,300         15,300
  Gain on sale of permit                                 (200,000)      (200,000)
  Common stock issued for services                           --           50,000
Changes in assets and liabilities
  Decrease (increase) in prepaids and other                23,449        (13,923)
  Increase in accounts payable and accrued expenses       609,249        635,331
                                                      -----------    -----------
Net cash provided (used) by operating activities         (180,385)      (883,972)
                                                      -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Cash paid for fixed assets                                 --           (3,582)
  Cash paid for undeveloped oil and gas properties       (566,204)    (1,451,123)
  Proceeds from sale of oil and gas interests           1,194,797      1,194,797
  Proceeds from sale of permit                            200,000        200,000
                                                      -----------    -----------
Net cash provided (used) by investing activities          828,593        (59,908)
                                                      -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from borrowings- related                       190,934        507,925
  Repayment of borrowings- related                        (63,000)      (139,413)
  Proceeds from sale of common stock                         --        1,515,000
  Proceeds from borrowings- other                          61,937         61,937
  Repayment of borrowings- other                         (120,528)      (120,528)
                                                      -----------    -----------
Net cash provided by financing activities                  69,343      1,824,921
                                                      -----------    -----------

NET INCREASE IN CASH                                      717,551        881,041
CASH, BEGINNING OF PERIODS                                163,490           --
                                                      -----------    -----------
CASH, END OF PERIODS                                  $   881,041    $   881,041
                                                      ===========    ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     During the years ended December 31, 1999 and 2000, the Company paid cash for interest of $11,072 and $23,293, respectively, on borrowings.

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

     During 2000 certain individuals paid legal fees on behalf of the Company for which they were issued promissory notes in the aggregate amount of $198,193, including $160,130 to the Company's President; and an officer/director converted $15,638 of interest on indebtedness to a note payable.

     During 2000 the Company entered into notes for the acquisition of oil and gas properties in the aggregate amount of $781,917. These loans were assumed by the participants of an unincorporated joint venture, including the Company. The Company's 18.75% interest in the notes was $143,609.


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION

     Pannonian Energy Inc. (the "Company") was incorporated under the laws of the State of Delaware on May 21, 1998. The Company is an independent energy company engaged in the exploration and acquisition of crude oil and natural gas reserves in the Western United States, and is considered a development stage company as defined by Statement of Financial Accounting Standards
     (SFAS) No. 7 from inception (May 21, 1998).

     The Company is an exploration stage oil and gas company and as of December 31, 2000, has not earned any production revenue nor recognized significant reserves on any of its properties. The Company's efforts, since inception, have consisted of financing activities and the acquisition of unproven properties. The Company has entered into participation and farm-in agreements with industry partners on certain of its properties pursuant to which these partners have acquired, for cash, interests in the Company's properties.

     In January 2000, the Company organized Pannonian International, LTD. (PIL), a Colorado Corporation, to hold international assets in Germany and Romania.

     PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the consolidated operations of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

     JOINT INTEREST

     The consolidated financial statements include the Company's proportionate share of the assets, liabilities, revenues and expenses of its oil and gas joint interest operations.

     PROPERTY AND EQUIPMENT

     Furniture and equipment is recorded at cost. Depreciation is provided by use of the straight-line method over the estimated useful lives of the related assets of five to eight years. Expenditures for replacements, renewals, and betterments are capitalized. Maintenance and repairs are charged to operations as incurred.

     OIL AND GAS PROPERTIES

     The Company follows the full cost method to account for its oil and gas exploration and development activities. Under the full cost method, all costs incurred which are directly related to oil and gas exploration and development are capitalized and subjected to depreciation and depletion. Depletable costs also include estimates of future development costs of proved reserves. Costs related to undeveloped oil and gas properties may be excluded from depletable costs until such properties are evaluated as either proved or unproved. The net capitalized costs are subject to a ceiling limitation. Gains or losses upon disposition of oil and gas properties are treated as adjustments to capitalized costs, unless the disposition represents a significant portion of the Company's proved reserves. A separate cost center is maintained for expenditures applicable to each country in which the Company conducts exploration and/ or production activities.

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     Undeveloped oil and gas prospects consist of leases and acreage acquired by the Company for its exploration and development activities, including the cost of seismic data acquisition and evaluation, and drilling costs for exploration wells. The cost of these non-producing leases is recorded at the lower of cost or fair market value.

     The Company has adopted SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of" which requires that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Oil and gas properties accounted for using the full cost method of accounting, a method utilized by the Company, are excluded from this requirement, but will continue to be subject to the ceiling test limitations.

     INCOME TAXES

     The Company has adopted the provisions of SFAS No. 109, "Accounting for Income Taxes". SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reserve.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The oil and gas industry is subject, by its nature, to environmental hazards and clean-up costs. At this time, management knows of no substantial costs from environmental accidents or events for which it may be currently liable. The Company's oil and gas business makes it vulnerable to changes in wellhead prices of crude oil and natural gas. Such prices have been volatile in the past and can be expected to be volatile in the future. By definition, proved reserves are based on current oil and gas prices and estimated reserves. Price declines reduce the estimated quantity of proved reserves and increase annual amortization expense (which is based on proved reserves).

     FOREIGN CURRENCY TRANSLATION

     Results of operations for foreign subsidiaries, whose functional currency is other than the U.S. dollar, are translated using the average exchange rates during the period, while assets and liabilities are translated into U.S. dollars using current rates.

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     Resulting translation adjustments are recorded in currency translation adjustments in stockholders' equity. For foreign subsidiaries whose functional currency is the U.S. dollar, currency gains and losses resulting from translation and transactions are determined using a combination of current and historical rates and are included in the results of operations.

     (LOSS) PER SHARE

     (Loss) per common share is computed based on the weighted average number of common shares outstanding during the period. Convertible equity instruments, such as stock warrants, are not considered in the calculation of net loss per share as their inclusion would be antidilutive.

     SHARE BASED COMPENSATION

     In October 1995, SFAS No. 123 "Accounting for Stock-Based Compensation" was issued. This standard defines a fair value based method of accounting for an employee stock option or similar equity instrument. This statement gives entities a choice of recognizing related compensation expense by adopting the fair value method or to continue to measure compensation using the intrinsic value approach under Accounting Principles Board (APB) Opinion No. 25. The Company has elected to utilize APB No. 25 for measurement; and will, pursuant to SFAS No. 123, disclose on a supplemental basis the pro forma effects on net income and earnings per share of using the fair value measurement criteria.

     CASH EQUIVALENTS

     For purposes of reporting cash flows, the Company considers as cash equivalents all highly liquid investments with a maturity of three months or less at the time of purchase. On occasion, the Company has cash in banks in excess of federally insured amounts.

     NEW TECHNICAL PRONOUNCEMENTS

     In September 2000, SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" was issued. SFAS 140 is not expected to have an impact on the Company's financial statements.

     In June 2001, SFAS No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets" were issued. Adoption of these pronouncements is not excepted to have an impact on the Company's financial statements.

     RECLASSIFICATION

     Certain reclassifications have been made to cumulative amounts from inception to conform to the 2000 presentation.

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 2 - PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 2000 consists of the following:

     Furniture and equipment                                   $     9,569
     Less accumulated depreciation                                  (1,584)
                                                               -----------
                                                                     7,985
                                                               -----------
     Undeveloped oil and gas properties
          United States                                          1,878,788
          Germany                                                   80,878
          Romania                                                   31,624
                                                               -----------
                                                                 1,991,290
                                                               -----------
                                                               $ 1,999,275
                                                               ===========

     Information relating to the Company's costs incurred in its oil and gas operations during the year ended December 31, 2000 is summarized as follows:

     Property acquisition                                          $425,797
     Exploration costs                                              297,865
                                                                   --------
                                                                   $723,652
                                                                   ========

     Property acquisition costs include costs incurred to purchase, lease, or otherwise acquire a property. Exploration costs include the costs of geological and geophysical activity, and drilling and equipping exploratory wells.

     The Company reviews and determines the cost basis of drilling prospects on a drilling location basis. During the year ended December 31, 2000 the Company abandoned properties with a carrying cost of $15,300

     Depreciation expense for the year ended December 31 2000 was $1,047.

     In February 2000, the Company entered into agreements with Belport Oil and Gas ("Belport") by acquiring a 75% interest in 12 wellbores plus approximately 5,000 acres of coalbed methane lease rights. In exchange for the interest in the rights, the Company assumed a $300,000 mortgage note on the properties and issued a note to Belport in the amount of $481,917. The President of the Company ("Erickson") agreed to assume the above obligations should the Company not be able to perform pursuant to the Agreement. Subsequent to this agreement, a joint venture including the Company, Belport, Erickson and other unrelated parties was formed to explore, develop and operate the underlying properties. The Company holds an 18.75% interest in the joint venture. By agreement between the joint venture participants and the Company, the participants agreed to assume an 81.25% pro rata share of the notes. As of December 31, 2000, the $300,000 mortgage note was paid in full and the note to Belport had an outstanding balance of $139,012, of which $113,020 was due from all joint venture participants, including related parties, having an aggregate 81.25% interest.

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 2 - PROPERTY AND EQUIPMENT (continued)

     On May 1, 2000, the Company entered a Farmout Agreement with Medallion Exploration ("Medallion") for two blocks of land containing three federal oil and gas leases in Uinta County, Utah. The Company paid $50,000 for a right to earn a 75% interest in the leases. The initial well was drilled in March 2001.

     On September 12, 2000, the Company entered into a Farmout Agreement with Shenandoah Operating Company, LLC ("SOC") and Pendragon Energy Partners ("PEP"). SOC and PEP own certain undivided working interests in several oil and gas leases located on approximately 25,000 acres in Uinta County, Utah. The Company has agreed to earn a 75% working interest in these leases by exploring for oil and gas, and agreed to commence, or cause to be commenced, the actual drilling of a test well located on these lands on or before March 31, 2001. In 2001 SOC and PEP were paid a total a $250,000 and granted the Company the rights through December 2001 to commence drilling of the test well.

     On December 18, 2000, the Company entered into an Acquisition Agreement with Phillips Petroleum Company ("Phillips"). Phillips paid the Company $1,000,000 for the exclusive right to earn by drilling and completing until an accumulated expenditure of $8,000,000 is reached, 80% of the Company's interest in the existing leases and contracts entered into with Medallion, SOC and PEP and two additional proposed Farmout Agreements, limited to specific rights, those being zones below the base of the Wasatch on pre-existing leasehold. The Company retained its pre-existing Wasatch rights. Once Phillips has met the $8,000,000 expenditure requirement, it has an option to acquire 80% of the Company's deep rights in exchange for an assignment of approximately 1,700 net acres of Watasch rights to the Company.

NOTE 3 - NOTES PAYABLE

     Notes payable at December 31, 2000 consists of the following:

     Related parties

     Note payable to director, unsecured, due July 1, 1999
       interest at 5% (default interest at 12%)                          $ 34,096
     Notes payable to director, unsecured, due December 31, 2000
       interest at 6.75% (default interest at 12%); (repaid in 2001)      181,482
       due December 31, 2001, interest at 6.75% (repaid in 2001)           41,684
     Note payable to officer/ director, unsecured, due January 1, 2001
       interest at 10% (repaid in 2001)                                   272,018
     Note payable to entity owned by a director, unsecured, due
       December 15, 2000, interest at 10% (default interest at 12%)        15,000
                                                                         --------
                                                                         $544,280
                                                                         ========
     Other
     Note payable, unsecured, due July 2002 to November 2002,
       interest at 6%                                                    $100,000
     Note payable - Belport, due February 5, 2001, interest at 12%
       (See Note 2)                                                       139,102
                                                                         --------
                                                                         $239,102
                                                                         ========

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 3 - NOTES PAYABLE (continued)

     Subsequent to December 31, 2000 related party notes in the aggregate amount of $495,184 were repaid and the Belport note was repaid in full.

NOTE 4 - COMMON STOCK WARRANTS

     In conjunction with the sale of the Company's common stock in 1999, pursuant to private placements, the Company issued warrants to purchase shares of common stock. (See Note 11).

     The following is a schedule of outstanding warrants as of December 31, 2000:

        Date of         Expiration       Exercise     Warrants        Warrants
         Issue             Date            Price       Issued       Outstanding

     February 1999     February 2001      $ 1.00      4,200,000      4,200,000
     June 1999         June 2001            2.00        125,000        125,000
     July 1999         July 2001            2.00        250,000        250,000
     August 1999       August 2001          2.00        350,000        350,000
                                                      ---------      ---------
                                                      4,925,000      4,925,000
                                                      =========      =========

     Each warrant was issued at an exercise price above the cash price of the stock on the date of issuance.

NOTE 5 - INCOME TAXES

     At December 31, 2000, the Company had a net operating loss carryforward of approximately $1,300,000 that may be offset against future taxable income through 2020. These carryforwards are subject to review by the Internal Revenue Service.

     The Company has fully reserved the $192,000 tax benefit of operating loss carryforwards, by a valuation allowance of the same amount, because the likelihood of realization of the tax benefit cannot be determined.

     Temporary differences between the time of reporting certain items for financial and tax reporting purposes consists primarily of exploration costs on oil and gas properties.

     There is no current or deferred tax expense for the year ended December 31, 2000. The Company, in 2000, utilized net operating loss carryforwards to offset taxable income, and, in 1999 had no taxable income. The benefits of timing differences have not previously been recorded.

     Income tax expense (benefit) for the year ended December 31, 2000 consists of the following components:

     Current                                                      $ 32,000
     Tax benefit of net operating loss
        carryforwards                                              (32,000)
                                                                  --------
     Total tax expense (benefit)                                  $     --
                                                                  ========

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 5 - INCOME TAXES (continued)

     A reconciliation between the statutory federal income tax rate (34%) and the effective rate of income tax expense for 2000 is as follows:

     Statutory federal income tax rate                                 31%
     Increase (decrease) in taxes resulting from:
     State tax, net of federal benefit                                  3
     Utilization of net operating loss carryforwards                  (34)
                                                                      ---
     Effective Rate                                                    --%
                                                                      ===

NOTE 6 - RELATED PARTY TRANSACTIONS

     During 2000 the Company incurred debt to related parties in the aggregate amount of $366,657 for cash loans, expenses paid on behalf of the Company and conversion of interest to debt. Repayments made during the year aggregated $63,000.

     The Board of Directors approved the payment of bonus' and directors fees for 2000 to officers and directors of the Company in the aggregate amount of $455,000, of which $32,000 was paid as of December 31, 2000.

     The President of the Company personally guaranteed certain property loans incurred by the Company (Note 2) which were subsequently assumed by joint venture partners.

     During 2000 the Company paid consulting and professional fees to officers, directors and related parties of $ 96,000.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

     During 2000, the Company leased office facilities under a one year lease agreement. Rent expense was $52,573 for the year ended December 31, 2000.

     In February 2001, the Company entered into a non-cancelable lease for office facilities in Denver, Colorado. Minimum payments due under this lease are as follows:

             Year ending
             December 31,

                 2001                                      $ 31,515
                 2002                                        34,775
                 2003                                        35,900
                 2004                                        24,500

     In conjunction with the Company's working interests in undeveloped oil and gas prospects, the Company must pay approximately $35,000 in delay rentals and other costs during fiscal year ended December 31, 2001 to maintain the right to explore these prospects.

     The Company may be subject to various possible contingencies which are derived primarily from interpretations of federal and state laws and regulations affecting the oil and gas industry. Although management believes it has complied with the various laws and regulations, new rulings and interpretations may require the Company to make adjustments.

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 8 - FINANCIAL INSTRUMENTS

     FAIR VALUE

     The carrying amount reported in the balance sheet for cash, prepaid expenses, accounts payable and accrued liabilities approximates fair value because of the immediate or short-term maturity of these financial instruments.

     CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash. The Company maintains cash accounts at one financial institution. The Company periodically evaluates the credit worthiness of financial institutions, and maintains cash accounts only in large high quality financial institutions, thereby minimizing exposure for deposits in excess of federally insured amounts. The Company believes that credit risk associated with cash is remote. At December 31, 2000 cash in excess of federally insured amounts was $770,000.

NOTE 9 - SEGMENT REPORTING

     In June 1997, SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" was issued, which amends the requirements for a public enterprise to report financial and descriptive information about its reportable operating segments. Operating segments, as defined in the pronouncement, are components of an enterprise about which separate financial information is available and that are evaluated regularly by the Company in deciding how to allocate resources and in assessing performance. The financial information is required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments.

     The Company has one reportable segment, oil and gas producing activities. The Company has concentrated substantially all of its oil and gas acquisition and exploration activities in the western United States. All significant activities in this segment have been with industry partners.

     The Company has not earned any revenue from its oil and gas activities nor recorded significant proved reserves at December 31, 2000. During the year ended December 31, 2000, the Company recorded $200,000 income from the sale of oil and gas permits associated with its European operations.

NOTE 10 - COMPREHENSIVE INCOME

     There are no adjustments necessary to net (loss) as presented in the accompanying statements of operations to derive comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income."

NOTE 11 - SUBSEQUENT EVENTS

     On January 31, 2001, the Company entered into an agreement and Plan of Reorganization (the Agreement) with San Joaquin Resources Inc. (San Joaquin), a public Company incorporated under the Laws of the State of Nevada, whereby the shareholders of the Company received 14,000,000 shares of San Joaquin common stock for all of the outstanding shares and common stock warrants of the Company.

     On completion of the transaction, the Company became a wholly-owned subsidiary of San Joaquin. However, since this transaction resulted in the existing shareholders of the Company acquiring control of San Joaquin, for financial reporting purposes the business combination will be accounted for as an additional capitalization of San Joaquin (a reverse acquisition with the Company as the accounting acquirer).

                     PANNONIAN ENERGY INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 11 - SUBSEQUENT EVENTS (continued)

     In March 2001, San Joaquin changed its name to Gasco Energy, Inc.

     The Agreement required the Company, prior to closing of the merger transaction on March 30, 2001, to divest itself of all assets not associated with its " Riverbend" area of interest (the non-Riverbend assets).

     The transfer of the non-Riverbend assets in the United States was comprised as follows:

     Oil and gas properties                                    $ 1,465,768
     Cash                                                        1,000,000
     Liabilities assumed                                          (555,185)
                                                               -----------
                                                               $ 1,910,583
                                                               ===========

     The Company held, through PIL, non-United States oil and gas properties. In accordance with the Agreement, the Company distributed, as a dividend in kind, all of the outstanding shares of PIL to the shareholders of the Company. The book value of the PIL shares as of the date of distribution was approximately $197,000.

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1999

                                 C O N T E N T S


Independent Auditors' Report                                               F-24

Consolidated Balance Sheet                                                 F-25

Consolidated Statements of Operations                                      F-27

Consolidated Statements of Stockholders' Equity                            F-28

Consolidated Statements of Cash Flows                                      F-29

Notes to the Consolidated Financial Statements                             F-31

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Pannonian Energy, Inc.
(A Development Stage Company)
Englewood, CO

We have audited the accompanying consolidated balance sheet of Pannonian Energy, Inc. (a development stage company) as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended and from inception on May 21, 1998 through December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pannonian Energy, Inc. (a development stage company) as of December 31, 1999 and the results of their operations and their cash flows for the year then ended and from inception on May 21, 1998 through December 31, 1999 and 1998 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred significant losses since inception and has had no significant revenues. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


HJ & Associates, LLC
Salt Lake City, Utah
December 4, 2000,

except for the last two paragraphs in Note 8 as to which the date is January 31, 2001.

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                           Consolidated Balance Sheet

                                     ASSETS


                                                                 December 31,
                                                                     1999
                                                                 ------------

CURRENT ASSETS

Cash                                                              $  163,490
Prepaid expenses                                                      37,372
                                                                  ----------
Total Current Assets                                                 200,862
                                                                  ----------
FIXED ASSETS - NET (Notes 1 and 3)                                     3,045
                                                                  ----------
OTHER ASSETS (Note 6)

Investment in property                                             2,484,919
                                                                  ----------
Total Other Assets                                                 2,484,919
                                                                  ----------
TOTAL ASSETS                                                      $2,688,826
                                                                  ==========

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                     Consolidated Balance Sheet (Continued)

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                  December 31,
                                                                      1999
                                                                  -----------

CURRENT LIABILITIES

Accounts payable                                                  $    22,369
Accrued expenses                                                        3,713
Notes payable - related parties (Note 4)                              240,578
                                                                  -----------
Total Current Liabilities                                             266,660
                                                                  -----------

COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY

Preferred stock, 5,000,000 shares authorized at
 $0.001 par value, none issued and outstanding                           --
Common stock, 25,000,000 shares authorized at
 $0.001 par value; 7,925,000 shares issued and outstanding              7,925
Additional paid-in capital                                          3,157,075
Deficit accumulated during the development stage                     (742,834)
                                                                  -----------
Total Stockholders' Equity                                          2,422,166
                                                                  -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $ 2,688,826
                                                                  ===========

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                      Consolidated Statements of Operations


                                                                      From
                                               For the             Inception on
                                              Year Ended           May 21, 1998
                                             December 31,            Through
                                     --------------------------    December  31,
                                         1999           1998           1999

SALES                                $      --      $      --      $      --

COST OF SALES                               --             --             --

GROSS MARGIN                                --             --             --

OPERATING EXPENSES
Professional services                    159,350           --          159,350
Depreciation and amortization                537           --              537
General and administrative               578,266          6,000        584,266
                                     -----------    -----------    -----------
Total Operating Expenses                 738,153          6,000        744,153
                                     -----------    -----------    -----------
Loss from Operations                    (738,153)        (6,000)      (744,153)
                                     -----------    -----------    -----------
OTHER INCOME (EXPENSE)
Other income                              14,666           --           14,666
Interest expense                         (13,347)          --          (13,347)
                                     -----------    -----------    -----------
Total Other Income (Expense)               1,319           --            1,319
                                     -----------    -----------    -----------
NET LOSS                             $  (736,834)   $    (6,000)   $  (742,834)
                                     ===========    ===========    ===========

BASIC LOSS PER SHARE                 $     (0.11)   $     (0.00)
                                     ===========    ===========
WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                    6,731,986           --
                                     ===========    ===========

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                 Consolidated Statements of Stockholders' Equity


                                                                                     Deficit
                                                                                   Accumulated
                                                 Common Stock         Additional   During the
                                                                         Paid-     Development
                                              Shares       Amount       Capital      Stage
Balance, May 21, 1998 (inception)                 --     $     --     $     --     $     --

Net loss for the period from inception on
  May 21, 1998 through December 31, 1998          --           --           --         (6,000)

Balance, December 31, 1998                        --           --           --         (6,000)

Common stock issued for services at
  $0.05 per share                            1,000,000        1,000       49,000         --

Common stock issued for cash at an
  average price of $0.31 per share           4,925,000        4,925    1,510,075         --

Common stock issued for property at
  $0.60 per share                            1,000,000        1,000      599,000         --

Common stock issued for debt at $1.00
  per share                                  1,000,000        1,000      999,000         --

Net loss for the year ended
  December 31, 1999                               --           --           --       (736,834)
                                            ----------   ----------   ----------   ----------
Balance, December 31, 1999                   7,925,000   $    7,925   $3,157,075   $ (742,834)
                                            ==========   ==========   ==========   ==========

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows


                                                                                         From
                                                                   For the           Inception on
                                                                 Year Ended          May 21, 1998
                                                                 December 31,          Through
                                                        --------------------------    December 31
                                                            1999           1998           1999
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                              $  (736,834)   $    (6,000)   $  (742,834)
  Adjustments to reconcile net loss to net cash
    flows used by operating activities:
    Depreciation and amortization                               537           --              537
    Common stock issued for services                         50,000           --           50,000
  Changes in operating assets and liabilities:
    (Increase) decrease in prepaid expenses                 (37,372)          --          (37,372)
    Increase (decrease) in accounts payable                  16,368          6,000         22,368
    Increase (decrease) in accrued expenses                   3,714           --            3,714
                                                        -----------    -----------    -----------
      Net Cash Flows (Used) by Operating Activities        (703,587)          --         (703,587)
                                                        -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of fixed assets                                   (3,582)          --           (3,582)
  Payment on investment in property                        (884,919)          --         (884,919)
                                                        -----------    -----------    -----------
      Net Cash Flows (Used) by Investing Activities        (888,501)          --         (888,501)
                                                        -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Payment on notes payable - related parties                (76,413)          --          (76,413)
  Proceeds from sale of common stock                      1,515,000           --        1,515,000
  Proceeds from notes payable - related parties             316,991           --          316,991
                                                        -----------    -----------    -----------
      Net Cash Flows Provided by Financing Activities   $ 1,755,578    $      --      $ 1,755,578
                                                        -----------    -----------    -----------

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                Consolidated Statements of Cash Flows (Continued)


                                                                        From
                                                  For the           Inception on
                                                 Year Ended         May 21, 1998
                                                December 31,          Through
                                          -----------------------   December 31,
                                             1999         1998         1999

NET INCREASE (DECREASE) IN CASH           $  163,490   $     --     $  163,490

CASH AT BEGINNING OF YEAR                       --           --           --
                                          ----------   ----------   ----------

CASH AT END OF YEAR                       $  163,490   $     --     $  163,490
                                          ==========   ==========   ==========


CASH PAID DURING THE YEAR FOR:

  Interest                                $   11,072   $     --     $   11,072
  Income taxes                            $     --     $     --     $     --

NON-CASH TRANSACTIONS

  Common stock issued for services        $   50,000   $     --     $   50,000
  Common stock issued for property        $  600,000   $     --     $  600,000
  Common stock issued for notes payable   $1,000,000   $     --     $1,000,000
  Note payable issued for property        $1,000,000   $     --     $1,000,000

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.   Organization

The consolidated financial statements presented are those of Pannonian Energy, Inc. (the Company), Warbonnet Partners, LLC (Warbonnet), and Pinedale Partners, LLC (Pinedale). The Company was incorporated in the State of Delaware on May 21, 1998 for any and all lawful purposes for which corporations may be organized under the laws of the State of Delaware.

Both Warbonnet and Pinedale were organized in the State of Colorado on August 9, 1999 to engage in activities associated with the exploration and production of oil and gas.

b.   Accounting Methods

The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a calendar year end.

Oil and Gas Properties -

The full cost method is used in accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration, and development of oil and gas reserves, including directly related overhead costs, are capitalized. In addition, depreciation on property and equipment used in oil and gas exploration and interest costs incurred with respect to financing oil and gas acquisition, exploration and development activities are capitalized in accordance with full cost accounting. All capitalized costs of proved oil and gas properties subject to amortization will begin to be amortized once production commences. Investments in unproved properties and major development projects not subject to amortization are not amortized until proved reserves associated with the projects can be determined or until impairment occurs.

c.   Basic Loss Per Share

The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the financial statements as follows:

                        For the Year Ended                          For the Period Ended
                        December 31, 1999                           December 31, 1998
             --------------------------------------       --------------------------------------
             Loss           Shares           Per-Share    Loss           Shares           Per-Share
             (Numerator)    (Denominator)    Amount       (Numerator)    (Denominator)    Amount
             -----------    -------------    ------       -----------    -------------    ------
Net Loss     $ (736,834)        6,731,986    $  (0.11)    $   (6,000)         --            $(0.00)

Fully diluted loss per share is not presented as any common stock equivalents are antidilutive in nature.

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

d.   Provision for Taxes

No provision for taxes has been made due to cumulative operating losses at December 31, 1999. The Company has net operating loss carryforwards of approximately $740,000 which will expire in 2019. The net operating losses are the only significant component of the deferred tax asset and liability. No tax benefit has been reported in the financial statements and the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

e.   Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

f.   Fixed Assets

Fixed assets are stated at cost. Depreciation of fixed assets is computed using the straight-line method over the estimated useful lives of the related assets, primarily five years.

g.   Principles of Consolidation

The consolidated financial statements include those of Pannonian Energy, Inc. (the Company) and its wholly-owned subsidiaries, Warbonnet Partners, LLC and Pinedale Partners, LLC. All significant intercompany accounts have been eliminated.

h.   Concentrations of Credit Risk

Cash

The Company has, in its bank account, funds in excess of the $100,000 that is federally insured. In the event of the failure of the bank, the Company would sustain a loss of funds that exceed $100,000.

At December 31, 1999, the amount of funds in a single account that exceeded the federally insured limit was $63,490.

i.   Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

j.   Revenue Recognition

The Company currently has no source of revenues. Revenue recognition policies will be determined when principal operations begin.

NOTE 2 - GOING CONCERN

The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to generate cash flow through equity financing and an industry partner.

NOTE 3 - FIXED ASSETS

Fixed assets consisted of the following:

                                                                         1999
                                                                      ---------
Office equipment                                                      $   3,582
Accumulated depreciation                                                   (537)
                                                                      ---------
                                                                      $   3,045
                                                                      =========

Total depreciation expense for the year ended December 31, 1999 was $537.

NOTE 4 - NOTES PAYABLE - RELATED PARTIES

Notes payable consisted of the following:

                                                                         1999
                                                                      ---------
Notes Payable - Related Parties

Note payable to an officer, unsecured, at 6.5% per annum,
  payable on demand                                                   $  34,096
Note payable to a shareholder, unsecured, at 6.5% per
  annum, due on December 31, 2000                                       206,482
                                                                      ---------
  Total Notes Payable - Related Parties                                 240,578

  Less current portion                                                 (240,578)
                                                                      ---------
  Long-term notes payable - related parties                           $      --
                                                                      =========
  Principal maturities are as follows:
    2000                                                              $ 240,578
    2001                                                                     --
    2002 and thereafter                                                      --
                                                                      ---------
                                                                      $ 240,578
                                                                      =========

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 1999


NOTE 5 - COMMITMENTS AND CONTINGENCIES

Operating Lease Commitment

The Company is leasing its office space on a month-to-month basis. Rent expense for the year ended December 31, 1999 was $45,216.

NOTE 6 - OTHER ASSETS

On February 15, 1999, Pannonian Energy Inc. entered into an Option and Purchase Agreement with Retamco Operating Company. The Agreement, in return for $1,000,000 cash and 1,000,000 shares of common stock consideration (the shares were valued at the present value, discounted at 10%, of the rights acquired based on an independent study less the $1,000,000 paid in cash or $0.60 per share), entitled Pannonian Energy to a 100% working interest and 80% net revenue interest in two (2) federal oil and gas leases (approximately 2,140 gross acres) within the Riverbend Prospect located in Uintah County, Utah. Additionally, Pannonian was granted an option for up to five (5) years to purchase an additional 200,000+ acres of oil and gas leases located in Utah and Colorado at a pre-determined price of $100 per net acre in 25,000 acre blocks to be selected and acquired by Pannonian per an agreed to schedule. The option would remain in effect as long as Pannonian paid annual lease rentals ($1.00 to $1.50 per acre) and acquired additional leasehold per the agreed to schedule that required the first acreage acquisition to occur by November 15, 1999 and to be tested every February 12 and November 15 thereafter until all of the leasehold was acquired or the option was allowed to expire. Marc Bruner paid Retamco $1,000,000 on behalf of Pannonian and entered into a Note with Pannonian entitling Marc Bruner the right to repayment plus interest or the right to convert the Note into 1,000,000 common shares of Pannonian energy Inc. Bruner concurrently converted the note into 1,000,000 Pannonian common shares.

On March 11, 1999, Pannonian Energy Inc. entered into an amended Agreement that was modified on April 30, 1999. This agreement entitled Pannonian to select an additional 35,000 net acres during the next twenty-four (24) months, in return for 1,750,000 shares of common stock valued at $2.00 per share (the same price as the on-going private placement under which 725,000 units were sold). All other acreage acquisitions required under the previous agreement were suspended during this twenty-four (24) month period. Concurrent with this transaction, March Bruner purchased from Retamco, its 1,000,000 common shares granted under the original Agreement. The terms and conditions of Marc Bruner's acquisition of these 1,000,000 common shares are not known by Pannonian.

On February 1, 2000, and effective December 31, 1999, Pannonian and Retamco entered into a new "Umbrella Agreement" that terminated the original and all amended, modified, and restated option and purchase agreements. Under the new final terms of this Umbrella Agreement, Pannonian relinquished its option to purchase additional lands from Retamco and assigned to Retamco 100% of its working interest in six (6) recently acquired leases, approximately 2,900 gross acres. Retamco released Pannonian (after February 29, 2000) from the requirement to pay 90% to 95% of Retamco's lease rental payments and Retamco returned the 1,750,000 common Pannonian shares. Retamco assigned 100% of its working interest in the original 2,140 Riverbend Prospect acres and 100% working interest in approximately 320 gross acres of a recently acquired Riverbend lease and a 50% working in seven (7) prospects covering approximately 14,597 gross acres located in Utah and Colorado.

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 1999


NOTE 6 - OTHER ASSETS (Continued)

During the term of the Agreement, Pannonian paid approximately $333,365.72 for lease rentals through December 31, 1999 and $532.00 for lease rentals through February 29, 2000.

Subsequently, Sproule and Associates, an independent appraisal company, completed a Pannonian Reserve Report assigning net proven reserves of 2246.4 MMcf natural gas and 6,600 Bbls oil per SEC guidelines to six (6) potential locations covering 360 gross acres on three (3) of the seven prospects. The net present value, discounted at ten percent (10%) of these proven reserves using oil and gas prices at an effective date of December 31, 1999 is $1,694,300. Sproule assigned no proven reserve value to the remaining Pannonian leasehold acreage; however, such acreage does have significant leasehold value.

NOTE 7 - COMMON STOCK AND DILUTIVE INSTRUMENTS

In February 1999, the Company completed an initial private placement by issuing 4,200,000 shares of its common stock in exchange for cash of $210,000 or $0.05 per share. In conjunction with the stock offering, each share of common stock had a warrant attached exercisable at $1.00 per share.

In June through August 1999, the Company completed an additional private placement by selling 725,000 shares of its common stock for cash of $1,305,000 or $1.80 per share. The costs associated with this offering were negligible. In conjunction with the stock offering, each share of common stock had a warrant attached exercisable at $2.00 per share.

The following is a schedule of outstanding warrants as of December 31, 1999:

     Date of          Expiration       Exercise     Warrants        Warrants
     Issue            Date             Price          Issued     Outstanding
     -------------    -------------    --------    ---------     -----------

     February 1999    February 2001    1.00        4,200,000      4,200,000
     June 1999        June 2001        2.00          125,000        125,000
     July 1999        July 2001        2.00          250,000        250,000
     August 1999      August 2001      2.00          350,000        350,000
                                                   ---------      ---------
                                                   4,925,000      4,925,000
                                                   =========      =========

Each warrant was issued at an exercise price above the cash price of the stock on the date of issuance.

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 1999


NOTE 8 - SUBSEQUENT EVENTS

On January 18, 2000, the Company organized another entity known as Pannonian International, Ltd. (Pannonian). Pannonian was organized in the State of Colorado to hold international assets in Germany and Romania.

On May 1, 2000, the Company entered a Farmout Agreement with Medallion Exploration for two blocks of land containing three federal oil and gas leases in Uinta County, Utah. The Company paid $50,000 for a 75% interest in the leases and the initial well is expected to be drilled by March 1, 2001.

On September 12, 2000, the Company entered into a Farmout Agreement with Shenandoah Operating Company, LLC (SOC) and Pendragon Energy Partners (PEP). SOC and PEP own certain undivided working interests in several oil and gas leases located on approximately 25,000 acres in Uinta County, Utah. The Company has agreed to earn a 75% working interest in these leases by exploring for oil and gas. The Company agreed to commence, or cause to be commenced, the actual drilling of a test well located on these lands on or before March 31, 2001. If the Company fails to commence or cause to be commenced actual drilling operations of the test well prior to March 31, 2001, the Company agrees to pay SOL and PEP a total of $250,000 for non-performance. Payment of the non-performance penalty grants the Company another six months to commence drilling of the test well.

In February 2000, the Company entered into agreements with Belport Oil and Gas (Belport) by acquiring a 75% interest in 12 wellbores plus approximately 5,000 acres of coalbed methane lease rights. In exchange for the interest in the rights, the Company assumed a $225,000 mortgage note on the properties and issued a note to Belport in the amount of $481,917. The President of the Company (Erickson) agreed to assume the above obligations should the Company fail to be able to perform. Subsequent to this agreement, a joint venture including the Company, Belport, Erickson and other unrelated parties have acquired approximately 25,000 acres of additional lease rights and are in the process of releasing the Company from its mortgage and note obligation mentioned above.

During 2000, the Company borrowed $635,524 from related parties and paid back $258,410 of the principal balance during the year. Interest is due at rates ranging from 5% to 12%. The Company also borrowed $100,000 from unrelated parties during 2000 with interest at 12%.

On December 18, 2000, the Company entered into an Acquisition Agreement with Phillips Petroleum Company (Phillips). Phillips paid the Company $1,000,000 for the exclusive right to earn an undivided 80% interest in the existing leases and contracts (limited in depth from the base of the Wasatch Formation to all depths on lands subject to the existing Pannonian leases, Medallion Farmout and proposed Yates and Inland Resources Farmout in Townships 9 and 10 South, Ranges
19E) entered into with Medallion Exploration, Shenandoah Operating Company and Pendragon Energy Partners and two additional proposed farmout agreements.

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 1999


NOTE 8 - SUBSEQUENT EVENTS (Continued)

On January 31, 2001, the Company entered into an Agreement and Plan or Reorganization whereby the Company would become a wholly-owned subsidiary of San Joaquin Resources, Inc. (SJRI). The shareholders of Pannonian Energy, Inc. (Pannonian) will receive 1.7414 shares of SJRI for each share of Pannonian's common stock. In addition, each Pannonian $1.00 warrant holder will receive the equivalent of 0.01 shares of Pannonian common stock and each $2.00 warrant holder will receive the equivalent of 0.10 shares of Pannonian common stock. These Pannonian shares will also be converted to SJRI stock at the same conversion equivalent. In addition, SJRI will change its name to Gasco Energy, Inc. In conjunction with the merger, Pannonian must transfer all of its non-Riverbend assets and all liabilities other than an agreed amount of Riverbend-associated liabilities to one or more new companies prior to the effective time of the merger. Prior to closing the merger, Pannonian will dividend to its shareholders the shares of the new company(ies) to which it transfers its non-Riverbend assets and liabilities. This split up and dividend action will allow Pannonian shareholders to continue to own interest in all of the current Pannonian assets and liabilities, and also obtain an ownership interest in the San Joaquin assets.

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                      S.F.A.S. 69 Supplemental Disclosures
                                   (Unaudited)
                                December 31, 1999


S.F.A.S. 69 SUPPLEMENTAL DISCLOSURES

(1)  Capitalized Costs Relating to
     Oil and Gas Producing Activities

                                                                  December 31,
                                                                      1999
                                                                  ------------
Proved oil and gas producing properties and related
  lease and well equipment                                        $  1,689,610
Accumulated depreciation and depletion                                      --
                                                                  ------------
Net Capitalized Costs                                             $  1,689,610
                                                                  ============

(2)  Costs Incurred in Oil and Gas Property
     Acquisition, Exploration, and Development Activities

                                                       For the Years Ended
                                                           December 31,
                                                    --------------------------
                                                       1999            1998
                                                    ----------      ----------

Acquisition of Properties
Proved                                              $       --      $       --
Unproved                                             1,757,914              --
Exploration Costs                                      113,434              --
Development Costs                                           --              --

The Company does not have any investments accounted for by the equity method.

(3)  Results of Operations for
     Producing Activities

                                                        For the Years Ended
                                                            December 31,
                                                    --------------------------
                                                       1999            1998
                                                    ----------      ----------

Sales                                               $       --      $       --
Production costs                                            --              --
Depreciation and depletion                                  --              --
                                                    ----------      ----------
Results of operations for producing activities
 (excluding corporate overhead and interest costs)  $       --      $       --
                                                    ==========      ==========

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                      S.F.A.S. 69 Supplemental Disclosures
                                   (Unaudited)
                                December 31, 1999


S.F.A.S. 69 SUPPLEMENTAL DISCLOSURES (CONTINUED)

(4)  Reserve Quantity Information

                                                             Oil          Gas
                                                             BBL          MCF
                                                            -----      ---------
Proved developed and undeveloped reserves:

Balance, December 31, 1998                                     --             --

Acquisition of proved reserves                              6,600      2,246,400
Production                                                     --             --
                                                            -----      ---------
Balance, December 31, 1999                                  6,600      2,246,400
                                                            =====      =========
Proved developed reserves:

Beginning of the year ended December 31, 1999                  --             --
End of the year ended December 31, 1999                     6,600      2,246,400

During the year ended December 31, 1999, the Company had reserve studies and estimates prepared on the various properties acquired and developed. The difficulties and uncertainties involved in estimating proved oil and gas reserves makes comparisons between companies difficult. Estimation of reserve quantities is subject to wide fluctuations because it is dependent on judgmental interpretation of geological and geophysical data.

(5)  Standardized Measure of Discounted
     Future Net Cash Flows Relating to
     Proved Oil and Gas Reserves
     at December 31, 1999

                                                                   Pannonian
                                                                  Energy, Inc.
                                                                  ------------
Future cash inflows                                                $5,113,005
Future production and development costs                             1,914,537
Future net inflows before income taxes                              3,198,468
Future income tax expense                                           1,177,036
Future net cash flows                                               2,021,432
10% annual discount for estimated timing of cash flows              1,070,812
                                                                   ----------
Standardized measure of discounted future net cash flows           $  950,620
                                                                   ==========

                             PANNONIAN ENERGY, INC.
                          (A Development Stage Company)
                      S.F.A.S. 69 Supplemental Disclosures
                                   (Unaudited)
                                December 31, 1999


S.F.A.S. 69 SUPPLEMENTAL DISCLOSURES (CONTINUED)

The above schedules relating to proved oil and gas reserves, standardized measure of discounted future net cash flows and changes in the standardized measure of discounted future net cash flows have their foundation in engineering estimates of future net revenues that are derived from proved reserves and prepared using the prevailing economic conditions. These reserve estimates are made from evaluations conducted by independent geologists, of such properties and will be periodically reviewed based upon updated geological and production date. Estimates of proved reserves are inherently imprecise.

Subsequent development and production of the Company's reserves will necessitate revising the present estimates. In addition, information provided in the above schedules does not provide definitive information as the results of any particular year but, rather, helps explain and demonstrate the impact of major factors affecting the Company's oil and gas producing activities. Therefore, the Company suggests that all of the aforementioned factors concerning assumptions and concepts should be taken into consideration when reviewing and analyzing this information.

                               GASCO ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)


                                                                      JUNE 30,
                                                                       2001
                                     ASSETS
CURRENT ASSETS
  Cash                                                              $   974,001
  Accounts receivable and prepaid expenses                               34,491
                                                                    -----------
     Total Current Assets                                             1,008,492

PROPERTY AND EQUIPMENT, NET                                              27,536

OIL AND GAS PROPERTIES, NET                                           7,871,153

DEFERRED OFFERING COSTS                                                 532,281
                                                                    -----------
                                                                    $ 9,439,462
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                             $ 2,469,232
  Accrued bonus                                                            --
  Notes payable-unrelated                                               500,000
  Notes payable-related                                                 818,345
                                                                    -----------
     Total Current Liabilities                                        3,787,577
                                                                    -----------

STOCKHOLDERS' EQUITY
  Preferred stock-$.001 par value; authorized 5,000,000 shares
    issued and outstanding - none                                          --
  Common stock-$.0001 par value; authorized 100,000,000 shares issued and outstanding - 14,000,000 shares (2000) and
    25,700,000 shares (2001)                                              2,570
  Capital in excess of par value                                      8,528,252
  (Deficit) accumulated during the development stage                 (2,878,937)
                                                                    -----------
                                                                      5,651,885
                                                                    -----------
                                                                    $ 9,439,462
                                                                    ===========


          See accompanying notes to consolidated financial statements.

                               GASCO ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                   SIX MONTHS ENDED               CUMULATIVE
                                                        JUNE 30,                FROM INCEPTION
                                                                                  TO JUNE 30,
                                               2000               2001               2001
OPERATING EXPENSES
  General and administrative expenses      $    301,706       $    635,570       $  1,886,955
  Consulting expenses                            38,722            893,318          1,119,406
  Interest                                       17,589             57,358             99,087
  Depreciation and depletion                        180              2,501              3,486
                                           ------------       ------------       ------------
                                                358,197          1,588,747          3,108,934
                                           ------------       ------------       ------------

OTHER INCOME
  Gain on sale of property                      200,000               --              200,000
  Other income                                     --                2,420              2,420
  Interest income                                 1,495             25,567             27,577
                                           ------------       ------------       ------------
                                                201,495             27,987            229,997
                                           ------------       ------------       ------------

NET (LOSS)                                 $   (156,702)      $ (1,560,760)      $ (2,878,937)
                                           ============       ============       ============

NET (LOSS) PER COMMON SHARE
  BASIC AND DILUTED                        $      (0.01)      $      (0.07)      $      (0.19)
                                           ============       ============       ============

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING - BASIC AND DILUTED            14,000,000         22,587,083         15,504,307
                                           ============       ============       ============


          See accompanying notes to consolidated financial statements.

                               GASCO ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                                     SIX MONTHS ENDED             CUMULATIVE
                                                                         JUNE 30,               FROM INCEPTION
                                                                                                  TO JUNE 30,
                                                                   2000            2001              2001
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss)                                                    $(156,702)      $(1,560,760)      $(2,878,937)
  Adjustments to reconcile net (loss) to net cash used by
    operating activities
    Depreciation                                                      180             2,501             3,486
    Stock options issued                                             --             336,342           336,342
    Stock issued for services                                        --                --              50,000
    Changes in assets and liabilities
      Decrease in accounts receivable and prepaids                 37,372             6,988             6,989
      Increase (decrease) in accounts payable and accruals         45,703          (242,627)         (242,627)
      (Increase) in deferred offering costs                          --             (32,281)          (32,281)
                                                                ---------       -----------       -----------
  Net cash (used) by operating activities                         (73,447)       (1,489,837)       (2,757,028)
                                                                ---------       -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Cash paid for equipment                                            --             (27,440)          (31,022)
  Cash paid for oil and gas properties                           (251,826)       (4,335,115)       (5,393,105)
  Rembursement of oil and gas properties costs                       --                --           1,000,000
                                                                ---------       -----------       -----------
  Net cash (used) by investing activities                        (251,826)       (4,362,555)       (4,424,127)
                                                                ---------       -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                 --           6,825,000         8,340,000
  Cash paid for offering costs                                       --            (574,835)         (574,835)
  Proceeds from short-term borrowings                             218,854              --             843,009
  Repayments of short-term borrowings                                --            (315,265)         (470,078)
  Cash received upon recapitalization and merger                     --             265,029           265,029
  Distribution to Rubicon Oil and Gas, Inc.                          --            (247,969)         (247,969)
                                                                ---------       -----------       -----------
  Net cash  provided by financing activities                      218,854         5,951,960         8,155,156
                                                                ---------       -----------       -----------

NET (DECREASE) INCREASE IN CASH                                  (106,419)           99,568           974,001

CASH, BEGINNING OF PERIODS                                        163,490           874,433              --
                                                                ---------       -----------       -----------

CASH, END OF PERIODS                                            $  57,071       $   974,001       $   974,001
                                                                =========       ===========       ===========


          See accompanying notes to consolidated financial statements.

                               GASCO ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         SIX MONTHS ENDED JUNE 30, 2001


     The unaudited financial statements included herein were prepared from the records of the Company in accordance with Generally Accepted Accounting Principles and reflect all adjustments which are, in the opinion of management, necessary to provide a fair statement of the results of operations and financial position for the interim periods. Such financial statements generally conform to the presentation reflected in the Company's Form 10-KSB filed with the Securities and Exchange Commission for the year ended December 31, 2000. The current interim period reported herein should be read in conjunction with the Company's Form 10-KSB for the year ended December 31, 2000 and Forms 8-K and 8-K/A dated January 31, 2001.

     The results of operations for the six months ended June 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001.

NOTE 1 - ORGANIZATION

     Gasco Energy, Inc. (the "Company") (formerly San Joaquin Resources Inc. ("SJRI")) was incorporated under the laws of the State of Nevada on April 21, 1997.

     On February 1, 2001, the Company entered into an Agreement and Plan of Reorganization (the "Pannonian Agreement") whereby it issued 14,000,000 shares of its common stock to acquire all of the outstanding shares of Pannonian Energy, Inc. ("Pannonian"), a private corporation incorporated under the laws of the State of Delaware. Pannonian is an independent energy company engaged in the exploration, development and acquisition of crude oil and natural gas reserves in the western United States and is considered a development stage company as defined by Statement of Financial Accounting Standards (SFAS) No. 7. Pannonian is an exploration stage oil and gas company.

     Certain shareholders of the Company surrendered for cancellation 2,438,930 common shares of the Company's capital stock on completion of the transaction contemplated by the Pannonian Agreement.

     Upon completion of the transaction, Pannonian became a wholly-owned subsidiary of the Company. However, since this transaction resulted in the existing shareholders of Pannonian acquiring control of the Company, for financial reporting purposes the business combination is accounted for as an additional capitalization of the Company (a reverse acquisition with Pannonian as the accounting acquirer).

     Operations of Pannonian are the continuing operations of the Company.

     Effective March 5, 2001, the Company changed its name to Gasco Energy, Inc.

                               GASCO ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         SIX MONTHS ENDED JUNE 30, 2001


NOTE 2 - BASIS OF PRESENTATION

     The accompanying financial statements as of June 30, 2001 and for the six months then ended present the historical financial information of Pannonian for the six months ended June 30, 2001 consolidated with SJRI from the date of reorganization (February 1, 2001).

NOTE 3 - STOCKHOLDERS' EQUITY

(a) During the six months ended June 30, 2001 the Company issued shares of its common stock as follows:

     o 14,000,000 shares to the shareholders of Pannonian pursuant to the Pannonian Agreement;

     o 2,275,000 shares for cash at $3.00 per share pursuant to private placements for gross proceeds of $6,825,000. Costs of the offerings were $574,835.

(b)  In  conjunction  with  the  reorganization  of  the  Company,  shareholders
     returned  for  cancellation   2,438,930  shares  of  common  stock  for  no
     consideration.

(c) The Company issued in January 2001 an option to purchase 1,000,000 shares of the Company's common stock at $1.00 per share. The $269,000 fair market value of the option, determined utilizing the Black Scholes Pricing Model, was charged to operations during the six months ended June 30, 2001. In May and June 2001, the Company granted options to employees, directors and consultants to purchase an aggregate 950,000 shares of the Company's common stock at exercise prices of $3.00 to $3.70 per share. The fair market value of options granted to consultants of $67,248 was charged to operations.

(d) In March 2001, the Company distributed to Rubicon Oil and Gas, Inc., a newly formed company ultimately owned by the original shareholders of Pannonian, certain oil and gas properties, liabilities and cash in the net amount of $2,040,530. This distribution, made pursuant to the Pannonian Agreement, was charged to stockholders' equity.

                               GASCO ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         SIX MONTHS ENDED JUNE 30, 2001


NOTE 3 - STOCKHOLDERS' EQUITY (CONTINUED)

     The distribution is comprised of:

          Oil and gas properties                          $ 1,329,528
          Receivable from Joint Interest Partners             257,018
          Liabilities assumed                                (578,235)
          Cash                                                247,969
          Note receivable from the Company                    784,250
                                                          -----------
                                                          $ 2,040,530
                                                          ===========

(e) In April 2001, the Company issued 75,000 shares of its common stock, valued at $3.30 per share, for oil and gas properties.

NOTE 4 - PANNONIAN ENERGY, INC.

     Following is a summary of significant activities conducted by Pannonian during the year ended December 31, 2000:

     On January 18, 2000, Pannonian organized another entity known as Pannonian International, Ltd. ("Pannonian Ltd."). Pannonian Ltd. was organized in the State of Colorado to hold international assets in Germany and Romania.

     On May 1, 2000, Pannonian entered a Farmout Agreement with Medallion Exploration for two blocks of land containing three federal oil and gas leases in Uinta County, Utah. Pannonian paid $50,000 for a right to earn a 75% interest in the leases. The initial well was drilled in March 2001 and is in the process of being completed and tested.

     On September 12, 2000, the Company entered into a Farmout Agreement with Shenandoah Operating Company, LLC ("SOC") and Pendragon Energy Partners ("PEP"). SOC and PEP own certain undivided working interests in several oil and gas leases located on approximately 25,000 acres in Uinta County, Utah. Pannonian has agreed to earn a 75% working interest in these leases by exploring for oil and gas. Pannonian agreed to commence, or cause to be commenced, the actual drilling of a test well located on these lands on or before March 31, 2001. SOC and PEP were paid a total of $250,000 and granted Pannonian through December 2001 to commence drilling of the test well.

                               GASCO ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         SIX MONTHS ENDED JUNE 30, 2001


NOTE 4 - PANNONIAN ENERGY, INC. (CONTINUED)

     In February 2000, Pannonian entered into agreements with Belport Oil and Gas ("Belport") by acquiring a 75% interest in 12 wellbores plus approximately 5,000 acres of coalbed methane lease rights. In exchange for the interest in the rights, Pannonian assumed a $225,000 mortgage note on the properties and issued a note to Belport in the amount of $481,917. The President of Pannonian ("Erickson") agreed to assume the above obligations should Pannonian fail to be able to perform. Subsequent to this agreement, a joint venture including Pannonian, Belport, Erickson and other unrelated parties have acquired approximately 30,000 acres of additional lease rights and released Pannonian from its mortgage and note obligation mentioned above.

     During 2000, Pannonian borrowed $635,524 from related parties and paid back $258,410 of the principal balance during the year. Interest is due at rates ranging from 5% to 12%. Pannonian also borrowed $100,000 from unrelated parties during 2000 with interest at 12%.

     On December 18, 2000, Pannonian entered into an Acquisition Agreement with Phillips Petroleum Company ("Phillips"). Phillips paid Pannonian $1,000,000 for the exclusive right to earn by drilling and completing until an accumulated expenditure of $8,000,000 is reached, 80% of Pannonian's interest in the existing leases and contracts entered into with Medallion Exploration, Shenandoah Operating Company and Pendragon Energy Partners and two additional proposed farmout agreements, limited to specific rights, those being zones below the base of the Wasatch on pre-existing leasehold. Pannonian retained its pre-existing Wasatch rights. Once Phillips has met the $8,000,000 expenditure requirement, it has an option to acquire 80% of Pannonian's deep rights in exchange for an assignment of approximately 1,700 net acres of Wasatch rights to Pannonian.

NOTE 5 - STATEMENT OF CASH FLOWS

     Supplemental Schedule of Non-Cash Investing and Financing Activities:

     The net assets acquired from SJRI pursuant to the Pannonian Agreement are as follows:

          Oil and gas properties                              $265,836
          Receivables, prepaid and other, net                   41,479
          Cash                                                 265,029
                                                              --------
          Net assets acquired                                 $572,344
                                                              ========

                               GASCO ENERGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         SIX MONTHS ENDED JUNE 30, 2001


NOTE 5 - STATEMENT OF CASH FLOWS (CONTINUED)

     In May 2001, in conjunction with the sale of preferred shares of the Company's stock (see Note 6a), First Ecom.com, Inc. advanced to the underwriter, on behalf of the Company, $500,000 in the form of a short-term note, due October 31, 2001 with interest at 10% per annum. The note was paid in full upon completion of the preferred stock sale.

NOTE 6 - SUBSEQUENT EVENTS

(a) In July 2001, First Ecom.com, Inc. ("FECC") purchased 1,000 shares of the Company's Series A Preferred Stock for $19,000,000. The Preferred Stock is convertible into 9,500,000 shares of the Company's common stock, has no fixed dividend rate, and is entitled to a nominal liquidation preference. The Preferred Stock is entitled to vote along with the common stock and, for so long as at least half of the Preferred Stock remains outstanding, is entitled to 26% of the combined voting power of all the common stock and preferred stock. The Preferred Stock is also entitled to vote as a class on certain matters. The Company may redeem the Preferred Stock after August 31, 2006 provided the Company's common stock is trading at $2.00 per share or higher. FECC agreed not to transfer the Preferred Stock or the common stock issuable upon conversion thereof for three years except under certain circumstances and except for 10% of such common stock per year.

(b) In July 2001, the Company acquired oil and gas properties from an unrelated entity for $700,000 cash and 300,000 shares of the Company's common stock.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on the 6th day of November, 2001.


                                        FIRST ECOM.COM, INC.


                                        By   /S/ Kenneth G.C. Telford
                                             ----------------------------


                                        ---------------------------------
                                        (Signature)


                                        Kenneth G.C. Telford, Secretary and
                                        Chief Financial Officer


                                      II-1